As filed with the Securities and Exchange Commission on July 1, 2026

Registration No. 333-279120

Registration No. 333-264665

Registration No. 333-183012

Registration No. 333-164620

Registration No. 333-166576

Registration No. 333-145188

Registration No. 333-117980

Registration No. 333-110494

Registration No. 333-101175

Registration No. 333-75659

Registration No. 333-72955

Registration No. 333-38917

Registration No. 03-351107

Registration No. 03-325281

Registration No. 03-319057

Registration No. 00-274234

Registration No. 00-294169

Registration No. 00-294149

Registration No. 00-276827

Registration No. 00-271463

Registration No. 00-267650

Registration No. 00-264834

Registration No. 00-262221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-279120

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-264665

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183012

POST-EFFECTIVE AMENDMENT NO.2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164620

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166576

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145188

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117980

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110494

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101175

POST-EFFECTIVE AMENDMENT NO.3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75659

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-72955

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38917

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 03-351107

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 03-325281

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 03-319057

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 00-274234

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 00-294169

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 00-294149

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 00-276827

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 00-271463

POST-EFFECTIVE AMENDMENT NO.2 TO FORM S-8 REGISTRATION STATEMENT NO. 00-267650

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 00-264834

POST-EFFECTIVE AMENDMENT NO.3 TO FORM S-8 REGISTRATION STATEMENT NO. 00-262221

UNDER

THE SECURITIES ACT OF 1933

EXXONMOBIL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	41-4104094
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

22777 Springwoods Village Pkwy

Spring, Texas 77389-1425

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 940-6000

2003 Incentive Program of Exxon Mobil Corporation

2004 Non-Employee Director Restricted Stock Plan

Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan

ExxonMobil Savings Plan

XTO Energy Inc. 2004 Incentive Plan

XTO Energy Inc. 1998 Stock Incentive Plan

1993 Incentive Program of Exxon Mobil Corporation

Thrift Plan in the Benefit Plan of Exxon Corporation and Participating Affiliates

1991 Mobil Incentive Compensation and Stock Option Plan

1995 Mobil Incentive Compensation and Stock Ownership Plan

1986 Mobil Incentive Compensation and Stock Option Plan

Employee Savings Plan of Mobil Oil Corporation

(Full title of the plans)

James R. Chapman Vice President, Corporate Finance and Treasurer
ExxonMobil Holdings Corporation 22777 Springwoods Village Pkwy
Spring, Texas 77389-1425
Tel: (972) 940-6000

(Name, address and telephone number, including area code, of agent for service)

Copies to

Jennifer S. Conway
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Tel: (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of the “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment (the “Amendment”) to the Registration Statements (as defined below) of Exxon Mobil Corporation, a New Jersey corporation (the “Company”), is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”). At the Company’s 2026 Annual Meeting of Shareholders, shareholders of the Company approved changing the Company’s legal domicile from the State of New Jersey to the State of Texas (the “Redomiciliation”). This Redomiciliation was effectuated on July 1, 2026 (the “Effective Date”) by merging Ensign LLC, a Texas limited liability company, with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of ExxonMobil Holdings Corporation, a Texas corporation (the “Registrant”). In connection with the Redomiciliation, each outstanding share of the Company’s common stock, without par value, was automatically exchanged for one outstanding share of the Registrant’s common stock, par value $0.001 per share (“common stock”), resulting in the shareholders of the Company becoming shareholders of the Registrant. The Registrant is deemed to be the successor registrant of the Company’s common stock pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Amendment does not reflect any increase in the number of shares of the Registrant’s common stock issuable pursuant to the plans listed on the cover page hereof above the numbers previously approved and disclosed.

Shares of the common stock continues to be listed for trading on the New York Stock Exchange under the ticker symbol “XOM.” Upon effectiveness of the Redomiciliation, the Registrant’s CUSIP number relating to its common stock changed to 30233Q 108.

This Amendment pertains to the adoption by the Registrant of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) Registration No. 333-279120, relating to the Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan, (ii) Registration No. 333-264665 relating to the ExxonMobil Savings Plan, (iii) Registration No. 333-183012 relating to the 2003 Incentive Program of Exxon Mobil Corporation, (iv) Registration No. 333-166576 relating to the ExxonMobil Savings Plan, (v) Registration No. 333-145188 relating to the 2003 Incentive Program of Exxon Mobil Corporation, (vi) Registration No. 333-117980 relating to the 2004 Non-Employee Director Restricted Stock Plan, and (vii) Registration No. 333-110494 relating to the 2003 Incentive Program of Exxon Mobil Corporation. The Registrant hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

This Amendment is also being filed to deregister the following Registrant common shares that were registered under the following registration statements on Form S-8 (collectively, the “Deregistered Shares”): (i) Registration No. 333-164620, (ii) Registration No. 333-101175, (iii) Registration No. 333-75659, (iv) Registration No. 333-72955, (v) Registration No. 333-38917, (vi) Registration No. 03-351107, (vii) Registration No. 03-325281, (viii) Registration No. 03-319057, (ix) Registration No. 00-274234, (x) Registration No. 00-294169, (xi) Registration No. 00-294149, (xii) Registration No. 00-276827, (xiii) Registration No. 00-271463, (xiv) Registration No. 00-267650, (xv) Registration No. 00-264834, and (xvi) Registration No. 00-262221, relating to shares of the Company’s common stock under the 1993 Incentive Program of Exxon Mobil Corporation, XTO Energy Inc. 2004 Incentive Plan, XTO Energy Inc. 1998 Stock Incentive Plan, Thrift Plan in the Benefit Plan of Exxon Corporation and Participating Affiliates, 1991 Mobil Incentive Compensation and Stock Option Plan, 1995 Mobil Incentive Compensation and Stock Ownership Plan, 1986 Mobil Incentive Compensation and Stock Option Plan and Employee Savings Plan of Mobil Oil Corporation.

In connection with the Redomiciliation, the Registrant has amended (i) the 2003 Incentive Program of Exxon Mobil Corporation, (ii) the Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan and (iii) the 2004 Non-Employee Director Restricted Stock Plan (together, the “Amended Plans”). The Amended Plans are filed as Exhibits 10.1 through 10.6 to this Amendment, and are hereby incorporated by reference into this Amendment. In addition, in connection with the Redomiciliation, the ExxonMobil Savings Plan was also amended.

For the purposes of this Amendment, the “Company,” “we,” “us” and “our” refer to (i) Exxon Mobil Corporation and its subsidiaries, with respect to the period prior to the Effective Date, and to (ii) ExxonMobil Holdings Corporation and its subsidiaries, with respect to the period on and after the Effective Date, in each case unless otherwise stated or the context otherwise requires. Documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the Effective Date and incorporated by reference in the Amendment will not reflect the change in our domicile, among other things. With respect to such information, or any other information contained or incorporated by reference in the Amendment that is modified by information filed on or after the Effective Date and incorporated by reference in the Amendment, the statements or information previously contained or incorporated in the Amendment shall also be deemed modified or superseded in the same manner.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the registration statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the instructions to the registration statement on Form S-8. The documents containing the information specified in Item 1 and Item 2 of Part I will be sent or given to employees as specified by Rule 428(b)(1). These documents and the documents incorporated by reference in this Amendment pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference into this Amendment the following documents previously filed with the Securities and Exchange Commission (“Commission”):

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 18, 2026 (File No. 001-02256) (the “Annual Report”);

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 4, 2026 (File No. 001-02256);

(c) The Company’s Current Reports on Form 8-K, filed with the Commission on February 20, 2026, March  31, 2026, May  4, 2026, May  29, 2026 and July 1, 2026;

(d) The Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2026;

(e) The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026 (File No. 001-02256);

(f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

(g) The description of Registrant common stock contained in Exhibit 4(vi) to the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 1, 2026, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Amendment and prior to the filing of further amendments to the Registration Statements which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statements and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amendment to the Registration Statements to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment to the Registration Statements.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Texas Business Organizations Code (the “TBOC”), the certificate of formation of a corporation may provide that a director or officer of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director or officer. The TBOC does not authorize elimination or limitation of liability to the extent the director or officer is found liable under applicable law for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

•	any act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s duties; or

•	an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.

The Registrant’s amended and restated certificate of formation provides that the Registrant’s directors and officers are not liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders to the fullest extent permitted by the TBOC from time to time.

The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC also provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC and that a court may also order indemnification under various circumstances. In addition, the TBOC permits indemnification in certain circumstances in which the Registrant would not otherwise have the power to do so under the provisions of the TBOC or the Registrant’s charter or bylaws if that indemnification is approved by the shareholders of the Registrant.

The Registrant’s bylaws also provide that, to the fullest extent permitted by the TBOC, the Registrant must indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative, at the request of the Registrant, including an appeal thereof, by reason of the fact that person is or was a director, officer, employee or other corporate agent of the Registrant or any subsidiary of the Registrant or serves or served any other enterprise at the request of the Registrant against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action, suit or proceeding, or any appeal therein. The Registrant’s bylaws also provide that expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in defending any proceeding will be paid by the Registrant in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such payments if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons, the Registrant has been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The TBOC permits the Registrant to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. Pursuant to this authority, the Registrant maintains such insurance for the officers, employees, directors and agents of the Registrant and its subsidiaries.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of Exxon Mobil Corporation (incorporated by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on July 1, 2026).

3.2	Amended and Restated Certificate of Formation of ExxonMobil Holdings Corporation (incorporated by reference to Exhibit 3(i) to ExxonMobil Holdings Corporation’s Current Report on Form 8-K filed on July 1, 2026).

3.3	By-Laws of Exxon Mobil Corporation (incorporated by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on July 1, 2026).

3.4	By-Laws of ExxonMobil Holdings Corporation (incorporated by reference to Exhibit 3(ii) to ExxonMobil Holdings Corporation’s Current Report on Form 8-K filed on July 1, 2026).

5.1*	Opinion of Timothy Kim, Esq., Counsel - Corporate for ExxonMobil Holdings Corporation.

10.1*	2003 Incentive Program of Exxon Mobil Corporation.

10.2*	First Amendment to the 2003 Incentive Program of Exxon Mobil Corporation.

10.3*	Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan.

10.4*	First Amendment to the Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan.

10.5*	Exxon Mobil Corporation 2004 Non-Employee Director Restricted Stock Plan.

10.6*	First Amendment to the Exxon Mobil Corporation 2004 Non-Employee Director Restricted Stock Plan.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Timothy Kim, Esq., Counsel - Corporate for ExxonMobil Holdings Corporation (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Filed herewith.

In lieu of an opinion of counsel concerning compliance of the ExxonMobil Savings Plan with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter that the plan is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to the Registration Statements:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statements, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statements.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statements as of the date the filed prospectus was deemed part of and included in the Registration Statements; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statements as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statements relating to the securities in the Registration Statements to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statements or made in a document incorporated or deemed incorporated by reference into the Registration Statements or prospectus that is part of the Registration Statements will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statements or prospectus that was part of the Registration Statements or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statements, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on July 1, 2026.

EXXONMOBIL HOLDINGS CORPORATION

/s/ Darren W. Woods
Darren W. Woods, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities indicated below, on July 1, 2026.

/s/ Darren W. Woods	/s/ Michael J. Angelakis
Darren W. Woods Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Michael J. Angelakis Director

/s/ Angela F. Braly	/s/ Maria S. Dreyfus
Angela F. Braly Director	Maria S. Dreyfus Director

/s/ Gregory C. Garland	/s/ John D. Harris II
Gregory C. Garland Director	John D. Harris II Director

/s/ Kaisa H. Hietala	/s/ Joseph L. Hooley
Kaisa H. Hietala Director	Joseph L. Hooley Director

/s/ Steven A. Kandarian	/s/ Alexander A. Karsner
Steven A. Kandarian Director	Alexander A. Karsner Director

/s/ Lawrence W. Kellner	/s/ Dina P. McCormick
Lawrence W. Kellner Director	Dina P. McCormick Director

/s/ Neil A. Hansen	/s/ Susan E. Buchanan
Neil A. Hansen Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Susan E. Buchanan Vice President and Chief Accounting Officer (Principal Accounting Officer)